UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2004

ARDENT HEALTH SERVICES LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	333-110117	62-1862223
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

One Burton Hills Boulevard, Suite 250, Nashville, Tennessee	37215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (615) 296-3000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.
Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Ex-10.1 Third Amendment to Credit Agreement
Ex-10.2 Amendment and Assignment
Ex-99.1 Press Release issued by Ardent Health Services LLC on August 13, 2004

Item 2. Acquisition or Disposition of Assets.

     On August 12, 2004, Ardent Health Services, Inc. and related affiliates, all of which are owned by Ardent Health Services LLC (collectively referred to as “Ardent”), completed the previously announced acquisition of substantially all of the operating assets of Hillcrest HealthCare System, an Oklahoma not-for-profit corporation (“Hillcrest”), including: (i) two metropolitan acute care hospitals aggregating 888 licensed beds (Hillcrest Medical Center and Tulsa Regional Medical Center), (ii) a long-term acute care hospital with 100 licensed beds (Hillcrest Specialty Hospital), and (iii) related health care entities in Tulsa, Oklahoma and surrounding areas.

     The total purchase price for the assets acquired was $326.3 million, including preliminary working capital, subject to customary adjustments. In connection with the closing, Ardent also assumed certain of Hillcrest’s current liabilities and capital lease obligations related to the assets purchased. The purchase price was paid in cash and determined through arms’ length negotiations.

     The final purchase price is also subject to further post-closing adjustments for the purchase of working capital related to six regional hospitals operated by Hillcrest through long-term lease agreements. Such adjustments will be paid to Hillcrest upon the successful conversion of these lease agreements between Hillcrest and each of the respective regional hospitals to lease agreements with Ardent.

     Pursuant to the Asset Purchase Agreement by and between Ardent Health Services, Inc. and Hillcrest HealthCare System dated May 11, 2004 (the “Asset Purchase Agreement”), Ardent acquired assets including the property, plant and equipment of the aforementioned metropolitan acute care hospitals and long-term acute care hospital, Hillcrest current assets (except for cash, restricted investments and certain other excluded assets) and all of the Hillcrest health care facilities in Tulsa and surrounding areas of Oklahoma related to the operations of the hospitals. Ardent intends to continue operating the assets acquired as acute care hospitals, a long-term acute care hospital and related health care entities. In connection with the acquisition, Ardent also committed to invest approximately $100.0 million in capital expenditures in the Tulsa market over the next five years.

     The aggregate purchase price of the acquisition was financed, in part, with cash on hand and with a portion of the $58.3 million of proceeds invested by Welsh, Carson, Anderson and Stowe IX, L.P., FFC Partners II, L.P., BancAmerica Capital Investors I, L.P. and related investors under a subscription agreement with Ardent. Such investment was completed through a series of transactions beginning on June 30, 2004. The remaining purchase price was financed through an additional borrowing of senior secured term debt under Ardent’s amended August 2003 Credit Agreement in the principal amount of $300.0 million.

     The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement and the Third Amendment to Credit Agreement

dated August 12, 2004, which are filed as exhibits to this Form 8-K. Additionally, on August 13, 2004, Ardent issued a press release about the transaction that is filed as an exhibit to this Form 8-K. All such exhibits are hereby incorporated by reference herein.

Item 7. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements required in connection with the Hillcrest transaction will be filed by amendment to this Form 8-K within the time period for which such financial statements are required or permitted to be filed.

(b)	Pro Forma Financial Information.

The pro forma financial statements required in connection with the Hillcrest transaction will be filed by amendment to this Form 8-K within the time period for which such pro forma financial statements are required or permitted to be filed.

(c)	Exhibits.

2.1	Asset Purchase Agreement, dated as of May 11, 2004, between Hillcrest HealthCare System and Ardent Health Services, Inc. (Incorporated by reference to Exhibit 2.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004)

10.1	Third Amendment to Credit Agreement dated as of August 12, 2004 among Ardent Health Services, Inc., as Borrower, Ardent Health Services LLC and certain of its subsidiaries as Guarantors, Citicorp North America, Inc., as Administrative Agent, Swing Line Lender and L/C Issuer and the other Lenders party thereto

10.2	Amendment and Assignment, dated as of August 12, 2004, among Bank One, NA, as resigning administrative agent, Citicorp North America, Inc., as successor to Bank One, NA, and the other Loan Parties thereto

99.1	Press release issued by Ardent Health Services LLC on August 13, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARDENT HEALTH SERVICES LLC

By:	/s/ R. Dirk Allison

Name: R. Dirk Allison
Title: Executive Vice President and Chief Financial Officer

Date: August 20, 2004

EXHIBIT INDEX

     The following is a list of the exhibits filed herewith.

Exhibit
Number	Description of Exhibit
2.1	Asset Purchase Agreement, dated as of May 11, 2004, between Hillcrest HealthCare System and Ardent Health Services, Inc. (Incorporated by reference to Exhibit 2.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004)

10.1	Third Amendment to Credit Agreement dated as of August 12, 2004 among Ardent Health Services, Inc., as Borrower, Ardent Health Services LLC and certain of its subsidiaries as Guarantors, Citicorp North America, Inc., as Administrative Agent, Swing Line Lender and L/C Issuer and the other Lenders party thereto

10.2	Amendment and Assignment, dated as of August 12, 2004, among Bank One, NA, as resigning administrative agent, Citicorp North America, Inc., as successor to Bank One, NA, and the other Loan Parties thereto

99.1	Press release issued by Ardent Health Services LLC on August 13, 2004